UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Teppco Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Jerry E. Thompson President & Chief Executive Officer

P.O. Box 2521 Houston. TX 77252-2521 Office 713/381-3545 Fax 713/381-3957 Email jethompson@teppco.com

November 13, 2006

Dear TEPPCO Unitholder,

I am writing this letter to urge you, if you have not already done so, to vote your proxy in favor of all seven proposals in our proxy statement dated September 5, 2006. This vote is very important to you as a unitholder. If Proposals 1 through 5 pass, the general partner’s incentive distribution rights will be reduced from the current rate of 50% to a maximum of 25%. We believe this reduction will lower our cost of capital over the long term. We also believe the lower cost of capital should facilitate growth of the partnership which should ultimately allow increased cash distributions to you as a limited partner. Our board of directors recommends a vote FOR all of the seven proposals. Please refer to the proxy statement for additional detailed explanations and implications that these proposals may have on you.

In order to have a quorum for the reconvened meeting on November 30, 2006, two-thirds of all outstanding units as of the record date must vote either in person or by proxy. Several of the proposals require a favorable vote from two-thirds of all eligible units to pass. Additionally, all of the Proposals 1 through 5 must pass for any of these proposals to be effective. With these very high thresholds, it is vitally important that all unitholders vote their proxy.

Please vote today. Your vote is extremely important, no matter how large or small your holdings may be.

On a personal note, I joined TEPPCO in April of this year after spending 35 years in the refining and marketing sector of the energy industry. I decided to join TEPPCO when the general partner and the board described to me the growth expectations they have for TEPPCO. I knew without a doubt I wanted to be part of that growth. I am very fortunate to have the opportunity to lead TEPPCO and its dedicated employees in the next significant growth phase of the partnership.  I now need your help to jump start this new growth initiative by voting your proxy in favor of the proposals.

Voting is quick and easy. Everything you need to vote is enclosed. You can vote by returning your proxy card or by telephone using the toll free number on the proxy card or online at the website shown on the proxy card. If you have any questions about voting, please call our proxy solicitor, Georgeson, Inc. at (866) 767-8980. Please vote today.

Thanks for your continued support of TEPPCO and thank you for your vote that will help TEPPCO become one of the premier growth companies in the midstream industry!

Best Regards,

TE Products Pipeline Company, Limited Partnership
TEPPCO GP, Inc., General Partner